Exhibit (c)(3)

 DRAFT | Confidential  Preliminary | Subject to Further Review and Evaluation  November 2024  Project Alpha  Discussion Materials

 Echo Proposal Overview

 CONFIDENTIAL | DRAFT  3  Deal Consideration  $240 in cash per Alpha share to acquire all outstanding shares of Alpha common stock not already owned by Echo  Deal Value(1)  Proposal represents a fully diluted equity value of $15.3Bn and enterprise value of $15.1Bn  Proposal states a 39.0x CY25E FCF multiple on street consensus estimates and 44.4x FY25 Alpha FCF as guided by the company at their  September 17th Investor Day   Proposal cites a 35% premium to Alpha’s unaffected share price of $177.84 on August 6, 2024, and an 8% premium to the unaffected 52-week high of $221.94 through August 6, 2024, the date immediately prior to Echo’s August 7, 2024 earnings call, when active transaction speculation began in the market  Earnings Impact  Echo expects impact of proposed transaction with synergies to be neutral to adjusted EPS in fiscal 2025  Financing  Not subject to any financing condition  To be financed from cash on hand, committed lines of credit/or other available sources of financing  Diligence  Echo has stated, given their knowledge of Alpha and their close working relationship with the Company, that they are in position to move quickly and do not need to complete additional diligence prior to signing a definitive  Special Committee Recommendation  Echo will not proceed with such a transaction unless a fully empowered special committee, comprising solely of independent and disinterested directors appointed by Alpha’s BoD and advised by independent legal and financial advisors, recommends approval of such transaction to the Alpha BoD  Transaction Structure  Tender offer subject to a non-waivable condition that at least a majority of the Alpha common stock held by minority stockholders be tendered and not withdrawn in accordance with the framework establish under Kahn v. M&F Worldwide Corp., 88 A.3d 635 (Del. 2014) and its progeny; and thereafter a merger consummated at the same price without further stockholder action  Other Echo Strategic Decisions  Echo has commenced a process to explore strategic alternatives, including a cash sale, for the Safety & Productivity segment, which comprises  the remaining businesses not related to automation in Echo’s portfolio  Echo plans to repurchase approximately $2Bn of its common stock in FY25, with approximately $1Bn of the repurchase expected to be completed in the first quarter of FY25  Echo Proposal Summary  (1) Per Echo’s proposal and letter to Alpha’s board of directors as of November 5, 2024.

 CONFIDENTIAL | DRAFT  LFCF Multiples  FY25E (ending 6/30/25) NTM (ending 9/30/25) CY25E  27%  31%  33%  $341 379  417  33.3x  29.9  27.2  44.6x  40.1  36.5  45.1x  40.5  36.9  46.2x  41.5  37.8  47.0x  42.2  38.4  48.9x  43.9  40.0  50.8x  45.6  41.5  52.7x  47.3  43.0  54.6x  49.0  44.6  56.4x  50.7  46.1  Illustrative Alpha Transaction Statistics at Various Prices  Note: FactSet as of November 18, 2024.  (1) Volume-weighted average price based on trading days per FactSet from November 5, 2024 to November 18, 2024. (2)  they valued at an estimated $2.5Bn).  (3) Alpha capitalization and balance sheet statistics per Alpha 10-Q for the period ended September 30, 2024. Debt balance includes  $8.2MM of unfunded pension obligations, tax-affected at statutory tax rate of 21%.  Echo estimated the value of its contribution for a 55% stake in Alpha at $8.5Bn / $160 per share ($6Bn in cash + software assets (4) Alpha projections based on FactSet mean consensus estimates as of November 18, 2024.  2021 Txn. NTM Mult(2): 38.7x  ($MM, except per share amounts)  Echo-Cited  Unaffected  (8/6/24)  1-Day Prior to  Echo Proposal  (11/4/24)  Echo  Proposal  (11/5/24)  Alpha  Current  (11/18/24)  Illustrative Alpha Valuation Statistics  Illustrative  Share Price:  $177.84  $237.59  $240.00  $246.10  $250.00  $260.00  $270.00  $280.00  $290.00  $300.00  Implied Transaction Premium  Statistic  Premium / (Discount) to Price 1-Day Prior to Echo Proposal (11/4/24)  237.59  (25%)  -  1%  4%  5%  9%  14%  18%  22%  26%  Premium to Echo-Cited Unaffected Price (8/6/24)  $177.84  -  34%  35%  38%  41%  46%  52%  57%  63%  69%  Premium / (Discount) to 30-Day VWAP as of 8/6/24  190.53  (7%)  25%  26%  29%  31%  36%  42%  47%  52%  57%  Premium / (Discount) to 30-Day VWAP Ending 11/4/24  235.83  (25%)  1%  2%  4%  6%  10%  14%  19%  23%  27%  Premium / (Discount) to VWAP Since Proposal (11/5/24) (1)  244.21  (27%)  (3%)  (2%)  1%  2%  6%  11%  15%  19%  23%  Premium / (Discount) to LTM High Share Price Until 11/4/24 (10/30/24)  240.83  (26%)  (1%)  (0%)  2%  4%  8%  12%  16%  20%  25%  Premium to LTM Low Share Price Until 11/4/24 (11/9/23)  163.41  9%  45%  47%  51%  53%  59%  65%  71%  77%  84%  Implied Valuation & Multiples  Fully-Diluted Equity Value (3)  $11,328  $15,203  $15,358  $15,752  $16,003  $16,647  $17,292  $17,936  $18,581  $19,225  Fully-Diluted Enterprise Value (3)  $11,091  $15,034  $15,189  $15,582  $15,833  $16,478  $17,122  $17,767  $18,411  $19,056  FD Equity Value Excluding Echo Stake (43%)  $4,871  $6,577  $6,645  $6,816  $6,926  $7,207  $7,489  $7,770  $8,052  $8,333  Revenue Multiples ACV % Gr. % Gr. / Mar. Statistic (4)  2021 Txn. NTM Mult(2): 15.0x  FY25E (ending 6/30/25)  9%  6%  $1,192  9.3x  12.6x  12.7x  13.1x  13.3x  13.8x  14.4x  14.9x  15.4x  16.0x  NTM (ending 9/30/25)  9%  13%  1,239  9.0  12.1  12.3  12.6  12.8  13.3  13.8  14.3  14.9  15.4  CY25E  9%  10%  1,250  8.9  12.0  12.2  12.5  12.7  13.2  13.7  14.2  14.7  15.2  EBITDA Multiples 2021 Txn. NTM Mult(2): 28.0x  FY25E (ending 6/30/25)  43%  $528  21.0x  28.4x  28.7x  29.5x  30.0x  31.2x  32.4x  33.6x  34.8x  36.1x  NTM (ending 9/30/25)  46%  575  19.3  26.2  26.4  27.1  27.6  28.7  29.8  30.9  32.0  33.2  CY25E  46%  577  19.2  26.0  26.3  27.0  27.4  28.5  29.7  30.8  31.9  33.0  2021 Alpha / Echo Txn. NTM Operating Stats.|Mults.(2)  Revenue: 2% | 15.0x EBITDA: 53% | 28.0x FCF: 39% | 38.7x  4

 $0  $50  $100  $150  $200  $250  From January 2, 2014 to Current (November 18, 2024)  Share Price  $300  Jan-14  Jul-14 Jan-15 Jul-15 Jan-16 Jul-16 Jan-17 Jul-17 Jan-18  Source: FactSet as of November 18, 2024.  (1) Reflects Echo Proposal of $240.00 per share received on November 5, 2024.  Jul-18 Jan-19 Jul-19 Jan-20 Jul-20 Jan-21 Jul-21 Jan-22 Jul-22 Jan-23 Jul-23 Jan-24 Jul-24  Alpha Long-Term Share Price Performance  Echo Proposal Price Per Share(1): $240.00  Oct. 11, 2021  Announced transaction with Echo  Unaffected Date Close (10/6/21): $125.52  May. 16, 2022  Completed transaction with Echo,  began trading as New Alpha  New Alpha 1st Day Close: $184.00  52-Week High (10/30/24): $240.83  5  CONFIDENTIAL | DRAFT  52-Week Low (11/9/23): $163.41  Alpha (Current):  $246.10  +34% Since 5/17/22  Alpha (11/4/24):  $237.59  +29% Since 5/17/22  Echo-cited Unaff.   (8/6/24): $177.84

 60  6  February 15, 2024, the last unaffected trading date prior to announcement of a transaction with Renesas. Includes Altair until 10/21/2024, the last unaffected trading date prior to announcement of a transaction with Siemens.  (2) Reflects Echo Proposal of $240.00 per share received on November 5, 2024.  CONFIDENTIAL | DRAFT  80  100  120  140  160  180  May-22  Nov-22 May-23 Nov-23 May-24  Source: FactSet as of November 18, 2024.  (1) Technical Software Index includes Cadence, Synopsys, Altair, Autodesk, PTC, Bentley Systems, Dassault, Altium, Ansys. Includes Ansys until December 21, 2023, the last unaffected trading date prior to rumors of a transaction with Synopsys. Includes Altium until  Nov-2  Since the Echo Transaction, Alpha has Underperformed its Technical SW Peers  From May 17, 2022 to Current (November 18, 2024)  Technical Software: $289.43  +57% Since 5/17/22  e  5%  e  (1%)  e  3%  e  10%  e  (25%)  e  (2%)  e  (5%)  e  (4%)  May 16, 2022  Completed transaction with Echo, began trading as New Alpha  e  1-day rxn: 16%  Aftermarket: 4%  e  1-day rxn: 1%  Echo Proposal (11/5/24)(2): $240.00  Sep. 17, 2024  2024 Investor Day  +3% 1-Day Price rxn.  Apr. 26, 2023 (FQ3’23 Earnings)  -20% miss on revenue  -2% miss on Annual Spend  -20% miss of FCF  -10% Revision in FY Revenue Guidance Midpoint  Alpha (Current):  $246.10  +34% Since 5/17/22  Alpha (11/4/24):  $237.59  +29% Since  Aftermarket: -5% 5/17/22

 -  500  1,000  1,500  2,000  2,500  80  90  Alpha 8/6 Close: $177.84 100  110  120  130  140  150  160  8/06  8/07  8/08  8/09  8/12  8/13  8/14  8/15  8/16  8/19  8/20  8/21  8/22  8/23  8/26  8/27  8/28  8/29  8/30  9/03  9/04  9/05  9/06  9/09  9/10  9/11  9/12  9/13  9/16  9/17  9/18  9/19  9/20  9/23  9/24  9/25  9/26  9/27  9/30  10/01  10/02  10/03  10/04  10/07  10/08  10/09  10/10  10/11  10/14  10/15  10/16  10/17  10/18  10/21  10/22  10/23  10/24  10/25  10/28  10/29  10/30  10/31  11/01  11/04  11/05  11/06  11/07  11/08  11/11  11/12  11/13  11/14  11/15  11/18  Source: FactSet as of November 18, 2024.  (1) Technical Software Index includes Cadence, Synopsys, Autodesk, PTC, Bentley Systems, Nemetschek, Dassault and Altair through unaffected date of 10/22, 1-day prior to Retours article reporting on potential acquisition.  Alpha Short-Term Trading  Volume (000’s)  Echo Proposal (11/5/24)(2): $240.00  From August 6, 2024 to Current (November 18, 2024)  Indexed Share Price  Alpha  Current: $246.10  +38% Since 8/6/24  11/4: $237.59  +34% Since 8/6/24  Sep. 17, 2024  2024 Investor Day  +3% 1-Day Price Reaction  Nov. 4, 2024 (Post-Market) - FQ1’25 Earnings  Revenue: -19% miss ACV: 54bps miss  FCF: -$16M miss (-$6M vs $10M)  Reaffirmed FY25 guidance  Alpha share price drops ~-5% to $225.72 after hours  Aug. 6, 2024 (Post-Market) - FQ4’24 Earnings  Revenue: +7% beat  ACV growth: 46bps beat (excl. one-off impact of exited Russia ops.) FCF: -5% miss  Issued FY25 guidance in line with street consensus on revenue but lower on FCF ($340M vs $387M) Alpha share price closes ~+4% to $185.30 after hours  +16% Alpha 1-Day Price Reaction  Aug. 7, 2024 (Pre-Market)  Echo FQ3’24 Earnings  Responded “no comment” to Analyst question about potential Alpha acquisition in FY25  -8% Echo 1-Day Price Reaction  Nov. 5, 2024 (Pre-Market) Echo FQ4’24 Earnings Echo share price rises +7%  Technical Software(1) Current  +9% Since 8/6/24  VWAP since Proposal  (11/5)(2): $244.21  Nov. 5, 2024  Echo submits proposal to acquire remaining Alpha Stake  7  (2) Reflects Echo Proposal of $240.00 per share received on November 5, 2024.  CONFIDENTIAL | DRAFT

 0.0MM  0.5MM  1.0MM  1.5MM  2.0MM  2.5MM  3.0MM  $170  $180  $190  $200  $210  $220  $230  $240  $250  8/5/2024  8/12/2024  8/19/2024  8/26/2024  9/2/2024  9/9/2024  9/16/2024 9/23/2024  9/30/2024  10/7/2024  10/14/2024  10/21/2024  10/28/2024  11/4/2024  11/11/2024  11/18/2024  Alpha Trading Volume  Alpha Share Price  Impact of Echo Commentary / Offer on Alpha Trading Volume and Shareholder Base  August 5, 2024 to Present (November 18, 2024)  Alpha Share Price  Source: FactSet as of November 18, 2024.  (1) Represents after-hours price reaction, prior to Echo’s announcement.  (3) Average trading volume during the 5-Aug to 4-Nov period was below the average daily trading volume of 0.2MM for 3-months preceding Q4:2024 earnings announcement  Q4:2024 Earnings + Echo Commentary  +16%  “No Comment” to  Echo Proposal  (Aug. 5 – Nov. 4)  Since Ann’c of  Echo Proposal (Nov. 5 – Present)  Cumulative Shares  Traded  19.1MM  8.9MM  As % of Public Float  71%  40%  As % of Total Shares  30%  17%  Excess Shares Traded(2)  -(3)  7.8MM  As % of Public Float  -  29%  Q1:2025 Earnings  (5%) After-Market (1)  Echo Offer  Alpha Trading Volume  Investor Day  +3%  Since the announcement of Echo’s acquisition proposal, 98% of Alpha shares traded have been above Echo’s offer of $240/share ($245.90 VWAP)  While cumulative shares traded represent 17% of o/s, this includes significant double counting (shares trading multiple times); it is likely  that 5% or less of o/s (~13% of  public float) have traded to arbs since ann’c  Alpha did not trade a significant amount of “excess shares” from 5-Aug until the Echo offer on 5-Nov  This suggests that a limited number of arbs  entered on the “soft catalyst” of Echo’s August  earnings comments  Investor 13Fs for the period ended 30-Sep show a  net decrease in hedge fund ownership vs. 30-Jun  8  (2) Based on average daily trading volume of 0.2MM for 3-months preceding Q4:2024 earnings announcement.  CONFIDENTIAL | DRAFT

 CONFIDENTIAL | DRAFT  15.0x  25.0x  35.0x  45.0x  Jan-18 Jul-18 Jan-19 Jul-19 Jan-20 Jul-20  Jan-21  Jul-21  Jan-22  Jul-22  Technical Software NTM LFCF Multiples Over Time  9  Source: FactSet as of November 18, 2024.  Technical Software Index includes Cadence, Synopsys, Altair, Autodesk, PTC, Bentley Systems, Dassault, Altium, Ansys. Includes Ansys until December 21, 2023, the last unaffected trading date prior to rumors of a transaction with Synopsys. Includes Altium until February 15, 2024, the last unaffected trading date prior to announcement of a transaction with Renesas. Includes Altair until 10/21/2024, the last unaffected trading date prior to announcement of a transaction with Siemens. Includes Aveva until 8/23/2022, the last unaffected trading date prior to announcement of a transaction with Siemens.  Reflects Echo Proposal of $240.00 per share received on November 5, 2024 (3)  Statistic shown up to close on November 4, 2024.  N  1st Echo Transaction Announce (October 11, 2021) –  Close (May 16, 2022)  Echo Proposal Implied NTM LFCF Multiple(2): 40.5x  Average Alpha NTM LFCF  Multiple Prior to 1st Echo Trx.:  29.9x  Technical Software(1) (Current): 41.7x  Alpha (Current): 41.5x  Alpha (11/4): 40.1x  Avg. Alpha NTM LFCF Multiple Post 1st Echo Trx.: 34.4x  Average Trading Discount to Technical SW. Peers: -19%  Average Trading Discount to Technical SW. Peers(3): -10%  Jan-23 Jul-23 Jan-24 Jul-24   Average Statistics   From January 2, 2018 to Current (November 18, 2024) 2018 2019 2020 2021 2022 2023 2024 YTD Current  10/11/21  11/18/24% Δ  Alpha  30.2x  30.4x  27.3x  33.3x  36.9x  31.2x  35.6x  41.5x  35.9x  40.7x  +13%  TM LFCF Multiple (10-Day Moving Average)  Altair Altium  47.5x  39.7x  43.9x  39.1x  53.1x  45.0x  55.3x  -  52.9x  44.6x  39.2x  43.7x  40.2x  39.9x  -  -  51.2x  43.1x  -16%  Ansys  30.2x  31.5x  55.5x  63.5x  41.3x  38.5x  -  -  41.5x  57.9x  +40%  Autodesk  45.0x  26.9x  33.5x  39.8x  24.2x  36.8x  37.1x  40.7x  Aveva  28.2x  29.4x  33.3x  33.1x  20.6x  -  -  -  38.1x  27.3x  -28%  Bentley  -  -  46.9x  57.3x  34.0x  49.5x  45.4x  43.1x  53.8x  41.7x  -23%  Cadence  25.4x  31.0x  35.0x  45.2x  41.0x  48.1x  58.8x  57.9x  Dassault  38.2x  37.2x  34.3x  42.4x  32.8x  30.0x  31.5x  27.3x  32.9x  27.5x  -16%  Nemetschek PTC  39.3x  41.2x  42.5x  29.9x  51.1x  32.6x  52.2x  39.5x  35.8x  28.2x  34.5x  25.6x  38.9x  27.7x  41.7x  27.5x  32.3x  53.5x  +66%  Synopsys  23.9x  30.6x  36.7x  34.8x  31.4x  37.2x  55.8x  53.5x  Average  40.8x  41.7x  +2%  Technical Software Index  35.4x  34.0x  40.5x  46.3x  35.2x  37.7x  41.9x  41.7x  Median  38.1x  41.7x  +9%  Alpha Premium / Discount to Tech. SW. Index (10-Day Moving Average)  50%  -  Current: +2%  (50%)  Jan-18  Jul-18  Jan-19  Jul-19  Jan-20  Jul-20  Jan-21  Jul-21  Jan-22  Jul-22  Jan-23  Jul-23  Jan-24  Jul-24

 CONFIDENTIAL | DRAFT  NTM Annual Spend / ACV Growth  NTM FCF Margin  31%  39%  NTM EBITDA Margin  46%  53%  2-Year LFCF CAGR(4)  19%  9%  NTM Revenue Growth  13%  2%  NTM Revenue Multiple  12.3x  15.0x  – 16.9x  NTM EBITDA Multiple  26.4x  28.0x  – 31.6x  NTM LFCF Multiple  38.7x  How Does Alpha’s Financial Profile & Original Echo Transaction in 2021 Compare to Current Alpha & Echo’s Proposal Today?  10  Source: Company Filings and FactSet as of November 18, 2024.  Echo estimates its $8.5Bn contribution based on $6Bn in cash + software assets they valued at an estimated $2.5Bn.  Based on broker consensus estimates for NTM Annual Spend growth at the time of transaction.  Represents ACV growth for period ending September 30, 2025.  – 43.6x 40.5x  (4) LFCF Growth in October 2021 based on 2-Year FY21A-FY23E LFCF CAGR at the time of transaction announcement and LFCF growth today based on 2-Year CY24E-CY26E LFCF CAGR.  (3)  9%  Alpha @ Echo Oct-2021 Illustrative Transaction Value @ $160 - $180  Alpha Today / Echo Proposal @ $240  Echo estimated the value to Alpha shareholders represented ~$160 per Alpha share before synergies, and ~$180 with synergies.  6% (2)

  NTM Multiples    NTM Op Stats (1)   Announce Date  Precedent Transaction  Rev. Growth  10/30/24   Revenue EBITDA LFCF   14.5x 62.1x 78.2x  8%  EBITDA LFCF   Margin Growth Margin  23% 4% 19%  03/05/24  13.8x  –  –  –  –  –  –  02/15/24  16.3x  44.1x  60.6x  25%  37%  NM  28%  01/16/24  14.5x  33.5x  48.8x  12%  43%  12%  29%  10/12/21  15.0x  28.0x  38.7x  2%  53%  1%  39%  Average:  14.8x  41.9x  56.6x  11%  39%  6%  29%  Alpha @ $240 Echo Proposal (2) 12.3x 26.4x 40.5x  13%  46% 21% 31%  NTM ACV Growth: 9%  Precedent Technical Software Transactions  Note: Multiples greater than 80.0x or negative excluded.  (1) NTM revenue based on mean analyst consensus estimates for the next 12-month period as of transaction announcement.  Alpha (@ $160)  Echo  11  (2) FactSet mean consensus estimates as of November 18, 2024.  CONFIDENTIAL | DRAFT

 Selected Transaction Statistics  Selected Public Software Transactions Above $1 Billion Since 2011 with Revenue Growth Between ~0% and 20% and LFCF Margin > ~20%(1)  Note: Multiples greater than 80.0x or negative shown as dashes. Overall median and percentiles do not include Alpha @ $180 transaction.  AVEVA statistics reflect 2022 buy-out of its minority shareholders by Schneider Electric.  Echo estimated the value of its contribution for a 55% stake in Alpha at $8.5Bn / $160 per share ($6Bn in cash + software  NTM Revenue Multiples of Selected Transactions(2)  Legend  Recent Technical SW Transactions Oct. 2021 Echo Transaction  NTM LFCF Multiples of Selected Transactions(2)  NTM EBITDA Multiples of Selected Transactions(2)  25th Percentile: 3.9x  th  75 Percentile: 29.9x 25th Percentile: 15.4x  Alpha @ $240: 12.3x  (4)  25th Percentile: 16.6x  Alpha @ $240: 26.4x  (4)  (4)  16.9x(4)16.3x  15.0x 14.5x 14.5x  9.7x  9.3x  8.8x 8.8x  8.6x 8.4x  8.2x  7.5x(3) 7.5x 7.4x  7.2x  7.1x 6.9x  6.4x 6.4x  5.9x  5.6x  5.1x 5.1x  4.8x  4.3x  4.1x  3.7x 3.7x  3.4x 3.2x 3.2x 3.2x  3.1x  2.5x  2.3x  75th Percentile: 8.5x Overall Median: 6.4x  Alpha @ $180  Altium  Alpha @ $160  Altair  Ansys  Black Knight  Red Hat  Inovalon  Mimecast  Commerce  Hub  Coupa  RealPage  AVEVA  Medidata  McAfee  PowerSchool  Splunk  Instructure  Advent Software  Smartsheet  Cornerstone OnDemand  Squarespace  VMware  Citrix  Cerner  Informatica  DealerTrack  Infoblox  Mentor Graphics  LogMeIn  AVG  Riverbed  Blackboard  BMC  Quest Software  Neustar  78.2x  60.6x  48.8x 43.6x(4)41.5x 40.6x 39.3x  38.7x 37.8x 33.8x 33.4x(3)31.1x 29.3x 28.2x 28.2x 26.8x  24.1x 23.9x 23.2x 22.1x 21.9x 20.1x 20.0x 18.4x 17.9x 16.6x 16.2x 15.5x 14.5x 14.0x 13.2x 12.8x  10.6x  5.9x  - -  Alpha @ $240: 40.5x 75th Percentile: 33.8x Overall Median: 23.9x  Altair  Altium  Ansys  Alpha @ $180  Inovalon  Mimecast  Coupa  Alpha @ $160  RealPage  Red Hat  AVEVA  Smartsheet  Splunk  Black Knight  PowerSchool  Commerce Hub  Advent Software  Cerner  Squarespace  Informatica  Infoblox  Instructure  DealerTrack  Cornerstone OnDemand  Citrix  VMware  Blackboard  Riverbed  McAfee  LogMeIn  AVG  Quest Software  BMC  Neustar  Medidata  Mentor Graphics  62.1x  12  (1) Includes Altair, Altium, Mentor Graphics, and Medidata transactions.  (2) NTM statistics based on mean analyst consensus estimates for the next 12-month period as of transaction announcement.  assets they valued at an estimated $2.5Bn). Implied value of $180/share includes synergies.  CONFIDENTIAL | DRAFT  44.1x  37.5x 35.0x 33.8x 33.5x 32.1x 31.6x(4)  31.0x 30.9x 28.9x 28.0x 25.0x 24.7x(3) 22.9x 21.0x  20.5x 19.7x 19.4x 19.4x 18.8x 18.1x 18.0x 17.0x 16.9x 16.0x 15.7x 15.1x 14.1x 12.6x 11.5x 10.9x 10.7x  9.0x  7.9x  5.0x  Altair  Altium  Coupa  Smartsheet  Red Hat  Ansys  Mimecast  Alpha @ $180  Medidata  Splunk  RealPage  Alpha @ $160  Inovalon  AVEVA  Squarespace  PowerSchool  Commerce Hub  Black Knight  Infoblox  DealerTrack  Cornerstone OnDemand  Informatica  Advent Software  McAfee  Instructure  Citrix  Mentor Graphics  VMware  Cerner  Blackboard  Riverbed  Quest Software  LogMeIn  AVG  BMC  Neustar  Overall Median: 19.4x

Summary of Alpha Broker Commentary on Echo Proposal

	PIPER SANDLER (11/5/24)	WOLFE RESEARCH (11/5/24)	KeyBank (11/5/24)	BERENBERG PRIVATBANKIERS SEIT 1590 (11/6/24)
Perspectives on Proposal Price	***"Not surprised if price pushed slightly higher"***	***"Fair"***	***"A bit low / See Upward Bias"***	***"Underwhelming"*** ***"An offer…of $250-$260…more suitable"***
Commentary	"In our view, **the appreciation in shares since August was not entirely driven by M&A speculation but also by the company's new financial targets** (given 9/17). We would not be surprised if the deal price is pushed slightly higher from here, but caveated with: Echo likely has a firm grasp on tolerable limits for attractive returns… **$240 is only a ~10% premium to our $217 PT, which we felt appropriately valued the company's planned expansion of FCF margins back to 40-43%** over the next five years."	"Some investors may be drawing parallels to Echo's 2023 acquisition of National Instruments (NI), where the initial offers of $48 and $53 per share were eventually raised to $60. However, these situations are quite different – Echo only owned about 2% of NI before that acquisition, whereas it already owns 57% of Alpha. Therefore, while the pre-market trading might suggest investors are speculating on a higher offer, **we view the current $240 per share offer as fair.**"	"**We think the $240 proposal price seems a bit low**. **By using the recent takeout multiple for ANSS (~14x out-year revenue; ~47x out-year FCF) and ALTR (~15x CY25 revenue; ~67x CY25 FCF), we see upward bias towards our bull-case scenario of $260**, which would imply a ~42x CY25 FCF multiple (~13x CY25 Revenue multiple)."	"Echo's bid price for Alpha came in at $240 per share, **which we think is underwhelming**. Based on Alpha's share price performance throughout the year and in the period leading up to 6 August (the date the bid premium is calculated from) and considering the takeout premiums of other recent deals in the software sector, **we estimate that an offer price in the region of $250-260 would have been more suitable**. As such, we hope that there is a price negotiation that could lead to an increase in the bid price; although, given Alpha's ownership structure, **we think that a price negotiation would be unlikely to yield much more of an increase than $250.**"

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Qatalyst PARTNERS

citi

 (11/6/24)  “While we don’t view the proposed Alpha  transaction as inexpensive (and  we would  not be surprised if a final transaction  price drifted somewhat higher vs. Echo’s  initial public proposal  ), we see good  strategic rationale for Echo to acquire the remaining portion of Alpha that it doesn’t already own and our sense is that Echo, through its existing 57% ownership stake in Alpha and already close collaboration between the companies, likely has a solid value creation roadmap for the asset if and when a transaction does close.”  “Would not be surprised if…price drifted somewhat  higher”  (11/5/24)  “Management took decisive action today to untie this Gordian Knot via a $240 tender offer, barely above Alpha's pre- announcement closing price, reinforcing the  view  that management does not intend to  pay a control premium on an inflated  stock price  …. Do we think the Alpha  tender gets done at $240?  We think this is  a fair and reasonable indicative offer  …  Alpha has significantly outperformed its  software peer group over the past three  months, and the offer prices Alpha at a 12%  premium on 2025E EBITDA.  Clearly, this  bid could move a little higher in order to  secure the approval of the Alpha  independent directors for the tender  offer. But we view $240 as pretty close to  the bullseye.”  “Pretty close to the bullseye”  (11/5/24)  “We are encouraged by potential synergies  from an Alpha transaction. That said, we  think the likelihood of a deal at  $240/share could be low given Alpha is  already trading ~in line with this share  price, and could see an offer closer to  ~$260 as necessary  … we think Echo's  proposed price of $240 could face challenges in being accepted by a shareholder vote given the limited premium implied to preannouncement share prices.”  “Could see an offer closer to  ~$260”  (11/6/24)  “Echo remains in negotiations with Alpha  (price/timing TBD), with no intention to sell  its existing stake.  We expect Echo to  ultimately succeed in purchasing the  balance of Alpha (could be some upward  pressure on sale price)  , while a sale to PE  or spin seems like the most likely outcomes for Safety & Productivity. Alpha move is expected to be neutral to F25 earnings  (including synergies).”  “Could be some upward  pressure”  Summary of Echo Broker Commentary on Echo Proposal  Commentary  Perspectives on Proposal Price  13  CONFIDENTIAL | DRAFT

Price Targets Increased After Alpha 2024 Investor Day, Prior to Echo's Unsolicited Offer

Analyst Commentary

- ✓ Well positioned to capitalize on several multi-year investment tailwinds around energy sustainability, efficiency, productivity and capacity optimization
- ✓ Opportunity to expand within existing customer base as need for digitalization in increasingly complex global environment is paramount to process manufacturing-oriented businesses
- ? Focus on ACV and FCF trends heading into 2H 2025
- ? Sensitivity to the current macro backdrop as a function of continued deal elongation and delayed end-market recovery

Analyst Valuation Summary



Current Price
$246.10
Broker Median
$250.00
Broker Min
$240.00
Broker Range
Broker Max
$260.00
52-Week Low
$162.99
52-Week High
$249.91
EBITDA Multiple
13%
N=8
88%
FCF Multiple
Hold
Buy
38%
N=8
63%

Investor Day: 9/17/2024

Broker	Date	Rating	Pre 4Q Earnings	Pre Investor Day	Post Investor Day	Current Price Target	Premium / (Discount)	Methodology
Bank of America	11/5/24	Buy	$235	$225	→ $260	$260	5.6%	EBITDA Multiple: • 25.0x EV / CY26 EBITDA
Loop Capital	11/4/24	Buy	$217	$204	→ $260	$260	5.6%	FCF Multiple: • 36.0x EV / FY27 FCF
Baird	11/5/24	Buy	$230	$250	→ $250	$250	1.6%	FCF Multiple: • 38.0x P / FY26 FCF
Berenberg	11/6/24	Hold	$255	$250	→ $265	$250	1.6%	FCF Multiple: • 36.0x EV / CY25 FCF
Piper Sandler	11/5/24	Hold	$180	$200	→ $217	$240 (Includes Takeover Premium in Valuation)	(2.5%)	FCF Multiple: • 34.0x EV / CY25 FCF
KeyBank	11/4/24	Hold	NA	NA	NA	NA	NA	FCF Multiple:(1) • 37.5x EV/ FY26 FCF
Wolfe Research	11/5/24	Hold	NA	NA	NA	NA	NA	FCF Multiple:(2) • 37.5x EV / CY25 FCF
William Blair	11/5/24	Hold	NA	NA	NA	NA	NA	FCF Multiple:(3) • 39.0x EV / CY25 FCF
		Median:	$230	$225	$260	$250		
		Δ Current:	(6.58)	(8.9%)	5.3%	1.3%		

$246.10 Current Price

Source: *Wall Street Research and FactSet. Market data as of November 18, 2024.*
(1) *Valuation methodology used for "fair value".*
(1) *Midpoint of "fair value" range.*
(2) *Approximate trading range based on William Blair FCF estimate.*

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Catalyst Partners citi

  Premium   Min Range:  <10%  10%  20%  30%  40%  50%  60%  70%  80%  Max Range:  10%  20%  30%  40%  50%  60%  70%  80%  >80%  # of Transactions  55  82  100  62  51  35  19  11  19  % of Total  13%  19%  23%  14%  12%  8%  4%  3%  4%  % of Total At Or  Below Range  13%  32%  55%  69%  81%  89%  93%  96%  100%  Source: FactSet as of November 18, 2024.  Note: Based on FactSet premia and unaffected dates for technology M&A transactions greater than $1Bn enterprise value since 2003.  (1) Reflects Echo Proposal of $240.00 per share received on November 5, 2024.  CONFIDENTIAL | DRAFT  55  82  100  62  51  35  19  11  19  Median: 28% Premium  Selected Technology Transaction Premia  Premia in Selected >$1Bn Public Technology Transactions Since 2003  16  1- Day Premia Paid  434 Total Transactions in Data Set  25th Percentile: 18% Premium  Echo Proposal Premium to Echo-cited Unaffected: 35%  75th Percentile: 45% Premium  Mean: 33%  Premium

Unaffected 1-Day Premia of Selected Strategic Take Privates By Target Controlling Shareholders

Selected 13E-3 Transactions >$100M Since October 2003

Median: 10%

Echo Proposal Premium to LTM High: (0%)



81%
64%
62%
59%
50%
47%
45%
44%
42%
42%
39%
36%
29%
29%
29%
19%
16%
16%
15%
6%
Echo Proposal Premium to Echo-cited Unaffected: 35%
Median: 42%

Premium to LTM High:	(48%)	0%	10%	(19%)	38%	(24%)	16%	10%	30%	(5%)	13%	19%	(22%)	28%	29%	13%	16%	(23%)	2%	(17%)
Target:	Pivotal	FBL	NetSuite	Akcea	Myovant	Aveva (1)	AVX	National Interstate	DVMT (2)	Speedway Motorsports	Sisecam Resources	Independence	R1 RCM (3)	Foundation Medicine	SciPlay	Tipperary	Genentech	Starz	Continental	Midcoast Energy
Acquiror:	VMWare	Farm Bureau Insurance	Oracle	Ionis	Sumitomo	Schneider	Kyocera	AFG	Dell	Sonic Financial	Sisecam Chemicals	Geneve	CD&R TowerBrook	Roche	Light & Wonder	Santos	Roche	Lions Gate	Hamm Family	Enbridge
Annc. Date:	Aug-19	Sep-20	Jul-16	Aug-20	Oct-22	Sep-22	Nov-19	Mar-16	Jul-18	Nov-18	Jul-22	Aug-21	Aug-24	Jun-18	May-23	Jul-05	Jul-08	Jun-16	Jun-22	Jan-17
Txn. Size ($Bn):	$2.1	$0.6	$9.4	$0.4	$1.3	$11.6	$1.0	$0.3	$14.0	$0.8	$0.1	$0.3	$6.5	$2.2	$0.5	$0.4	$44.3	$4.3	$4.3	$0.9
Acq. Own. %:	63%	61%	40%	76%	52%	60%	72%	51%	NA	71%	74%	62%	29%	57%	18%	58%	50%	16%	83%	52%
Acq. Voting %:	94%	61%	40%	76%	52%	60%	72%	51%	NA	71%	74%	62%	29%	57%	98%	58%	50%	63%	83%	52%
Bump from initial bid %:	9%	30%	9%	13%	19%	4%	12%	14%	NA	10%	40%	7%	4%	3%	15%	0%	NA	2%	6%	NA

Source: FactSet, Dealpoint, and Dealogic.
(1) No 13E-3 filed in relation to this take-private transaction due to non-US target and acquirer.
(2) Dell's acquisition of publicly traded VMWare tracking stock (Dell Class V common stock).
(3) Sponsor-led deal with strategic participation.

17

Qatalyst PARTNERS

CONFIDENTIAL | DRAFT

 Alpha Trading & Financial Overview

Summary of Alpha Street Financials

Annual Contract Value[1][2] ($MM) | Growth (%)


Actual
Forecast
12%
5% (4)
9%
9%
9%
$885
$933
$1,018
$1,109
$1,212
FY25 Guidance:
~$1,017MM / 9%
Growth
LT Guidance(3):
High Single – Low
Double-Digit Growth
FY23A
FY24A
FY25E
FY26E
FY27E
# of Brokers for Consensus:
4
4
2

Revenue[2] ($MM) | Growth (%)


Actual
Forecast
7%
8%
6%
8%
8%
$1,044
$1,127
$1,192
$1,283
$1,391
FY25 Guidance:
~$1,190MM
FY23A
FY24A
FY25E
FY26E
FY27E
# of Brokers for Consensus:
8
8
5

Operating Income ($MM) | Margin (%)


Actual
Forecast
% ACV Margin(5)
27%
28%
34%
36%
38%
28%
30%
29%
32%
33%
$395
$456
$521
$576
$645
FY25 Guidance:
~$514MM /
43% Margin
LT Guidance(3):
45%-47% ACV Margin(5)
FY23A
FY24A
FY25E
FY26E
FY27E
# of Brokers for Consensus:
8
8
5

Levered Free Cash Flow ($MM) | Margin (%)


Actual
Forecast
% Margin (ACV-Based)
33%
36%
33%
37%
38%
28%
30%
29%
32%
33%
$292
$335
$341
$409
$463
FY25E Guidance:
~$340MM /
29% Margin
Long-Term Guidance(3):
40-43% ACV-Based Margin /
Mid-teens Growth
FY23A
FY24A
FY25E
FY26E
FY27E
LFCF Growth:
15%
2%
20%
13%
# of Brokers for Consensus:
4
5
3

Source: FactSet as of November 18, 2024.
Note: Alpha FYE of June 30.
(1) Alpha defines ACV as the estimate of the annual value of its portfolio of term license and software maintenance and support, or SMS, contracts, the annual value of SMS agreements purchased with perpetual licenses and the annual value of standalone SMS agreements purchased with certain legacy term license agreements, which have become an immaterial part of its business.
(2) FY22A revenue does not include revenue contribution from Heritage Alpha from April 1 – May 16, 2022 as the result of the transaction closing on May 16, 2022. Fully PF FY22A revenue is not available in public filings.
(3) Long-term guidance based on 8-K for the period ended September 30, 2024.
(4) YoY Growth normalized to exclude the effect of a one-time $36M write-off of suspended Russian business.
(5) ACV Margin = (ACV – non-GAAP expenses) / ACV.

19

Qatalyst Partners
citi

CONFIDENTIAL | DRAFT

CY25E Operating Statistics of Selected Companies

Legend
- *Selected Engineering Software*
- *Selected Large-Cap Software*



CY25E Rev ($MM)
$1,250 $2,625 $1,207 $7,091 $5,237 $6,860 $1,502 $7,063 $13,200 $5,570 $9,788 $9,575 $61,163 $23,819 $40,664 $41,193
Revenue Growth
FY25 ACV Guidance: ~9% Growth
Median: 13%
Median: 13%
Alpha 10%
PTC 14%
Nemetschek(1) 14%
Synopsys 13%
Cadence 13%
Autodesk 12%
Bentley 11%
Dassault 6%
ServiceNow 20%
Atlassian 17%
Palo Alto 15%
Workday 14%
Oracle 11%
Adobe 11%
SAP 11%
Salesforce 9%
EBITDA Margin
Median: 37%
Median: 35%
Alpha 46%
Cadence 46%
Synopsys 42%
PTC 41%
Autodesk 37%
Bentley 36%
Dassault 35%
Nemetschek 30%
Oracle 53%
Adobe 49%
Salesforce 40%
ServiceNow 36%
Palo Alto 34%
Workday 30%
SAP 30%
Atlassian 24%
LFCF Margin
CY25E Rule of 40(2)
44% 47% 44% 42% 39% 40% 30% 37% 51% 52% 42% 52% 45% 40% 33% 29%
Median: 28%
Median: 30%
Alpha 33%
PTC 33%
Cadence 31%
Autodesk 29%
Bentley 28%
Synopsys 26%
Dassault 24%
Nemetschek(1) 24%
Adobe 40%
Palo Alto 38%
Salesforce 33%
ServiceNow 32%
Atlassian 28%
Workday 26%
SAP 22%
Oracle 17%
CY24-26E LFCF CAGR
Median: 15%
Median: 17%
Alpha 19%
Cadence (3) 23%
Synopsys (3) 23%
Nemetschek (3) 19%
PTC 15%
Bentley 12%
Dassault 11%
Autodesk (3) 9%
Workday 24%
ServiceNow 21%
SAP (3) 20%
Oracle 17%
Atlassian 17%
Adobe 17%
Palo Alto 16%
Salesforce 13%

Source: FactSet as of November 18, 2024.
1. *Nemetschek CY25E growth PF for the acquisition of GoCanvas.*
2. *Rule of 40 calculated as revenue growth + LFCF margin.*
3. *CY25E-CY26E growth shown due to one-time CY24E LFCF impacts. Cadence LFCF growth based on Piper Sandler estimates. Synopsys LFCF growth based on Loop Capital Estimates.*

20

Qatalyst PARTNERS

citi

CONFIDENTIAL | DRAFT

CY25E Trading Statistics of Selected Companies

Legend

- *Selected Engineering Software*
- *Selected Large-Cap Software*

EV ($Bn)	1D Prior to Echo Prop.	Echo Proposal @ $240	Cadence	Synopsys	Bentley	Nemetschek	Autodesk	PTC	Dassault	ServiceNow	Palo Alto	Atlassian	Oracle	Adobe	Salesforce	Workday	SAP
	$15.0	*$15.2*	*$82.8*	*$79.8*	*$15.7*	*$12.5*	*$66.9*	*$24.6*	*$44.8*	*$206.2*	*$129.1*	*$65.6*	*$621.6*	*$224.6*	*$311.1*	*$68.4*	*$278.5*



Revenue Multiple
Median: 10.4x
Median: 9.8x
12.0x
12.2x
15.8x
11.2x
10.4x
10.4x
9.8x
9.4x
6.3x
15.6x
13.2x
11.8x
10.2x
9.4x
7.6x
7.1x
6.8x
1D Prior to Echo Prop.
Echo Proposal @ $240
Cadence
Synopsys
Bentley
Nemetschek
Autodesk
PTC
Dassault
ServiceNow
Palo Alto
Atlassian
Oracle
Adobe
Salesforce
Workday
SAP
EBITDA Multiple
Median: 26.9x
Median: 23.3x
26.0x
26.3x
34.6x
34.3x
28.8x
26.9x
26.5x
22.7x
17.9x
48.1x
43.1x
39.0x
23.6x
23.0x
19.2x
19.0x
19.0x
1D Prior to Echo Prop.
Echo Proposal @ $240
Nemetschek
Cadence
Bentley
Synopsys
Autodesk
PTC
Dassault
Atlassian
ServiceNow
Palo Alto
Workday
SAP
Adobe
Oracle
Salesforce
LFCF Multiple
Median: 34.5x
Median: 34.8x
36.5x
36.9x
50.6x
45.2x
42.4x
34.5x
33.2x
27.3x
26.3x
51.4x
51.1x
43.1x
36.6x
32.9x
29.2x
23.7x
23.3x
1D Prior to Echo Prop.
Echo Proposal @ $240
Cadence
Synopsys
Nemetschek
Bentley
Autodesk
Dassault
PTC
Oracle
ServiceNow
Atlassian
Palo Alto
SAP
Workday
Salesforce
Adobe

Source: FactSet as of November 18, 2024.

21

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CONFIDENTIAL | DRAFT

CY25E Trading Statistics of Selected Companies

Legend
Selected Engineering Software
Selected Large-Cap Software

EV / Rev.	*12.0x*	*12.2x*	*15.8x*	*6.3x*	*10.4x*	*11.2x*	*9.8x*	*10.4x*	*9.4x*	*10.2x*	*13.2x*	*7.6x*	*9.4x*	*15.6x*	*11.8x*	*6.8x*	*7.1x*



Growth Adjusted Revenue Multiple
Median: 0.83x
Median: 0.81x
1.15x
1.16x
1.21x
1.05x
0.96x
0.83x
0.79x
0.76x
0.68x
0.90x
0.89x
0.86x
0.85x
0.78x
0.68x
0.62x
0.51x
1D Prior to Echo Prop.
Echo Proposal @ $240
Cadence
Dassault
Bentley
Synopsys
Autodesk
Nemetschek (1)
PTC
Oracle
Palo Alto
Salesforce
Adobe
ServiceNow
Atlassian
SAP
Workday



Ro40 Adjusted Revenue Multiple
Median: 0.27x
Median: 0.23x
0.27x
0.28x
0.36x
0.28x
0.28x
0.27x
0.23x
0.21x
0.20x
0.35x
0.30x
0.26x
0.25x
0.21x
0.18x
0.18x
0.18x
1D Prior to Echo Prop.
Echo Proposal @ $240
Cadence
Synopsys
Nemetschek (1)
Bentley
Autodesk
Dassault
PTC
Oracle
ServiceNow
Atlassian
Palo Alto
SAP
Adobe
Salesforce
Workday



Growth Adjusted LFCF Multiple
Median: 2.22x
Median: 2.06x
1.94x
1.96x
3.83x
2.82x
2.48x
2.22x
2.16x
1.98x
1.71x
2.98x
2.57x
2.39x
2.35x
1.77x
1.62x
1.40x
1.20x
1D Prior to Echo Prop.
Echo Proposal @ $240
Autodesk
Bentley
Dassault
Nemetschek
Cadence
Synopsys
PTC
Oracle
Atlassian
ServiceNow
Palo Alto
Salesforce
SAP
Adobe
Workday

CY24-26E LFCF CAGR	*19%*	*19%*	*9%* (2)	*12%*	*11%*	*19%* (2)	*23%* (2)	*23%* (2)	*15%*	*17%*	*17%*	*21%*	*16%*	*13%*	*20%* (2)	*17%*	*24%*

Source: FactSet as of November 18, 2024.
(1) Nemetschek CY25E growth PF for the acquisition of GoCanvas.
(2) CY25E-CY26E growth shown due to one-time CY24E LFCF impacts. Cadence LFCF growth based on Piper Sandler estimates. Synopsys LFCF growth based on Loop Capital Estimates.

22

CONFIDENTIAL | DRAFT

 Shareholder & Engagement Considerations

Legend

- = New since prior quarter
- = Increased relative to prior quarter
- = Decreased relative to prior quarter
- = Unchanged relative to prior quarter

Alpha Shareholder Base and Engagement Considerations

Engagement Considerations

- Echo's **use of tender offer reduces influence of ISS/GL and index fund stewardship teams** (e.g., BLK, VGD, SSGA)
- Once 14D-9 recommendation is made, SC should engage in earnest with **(1) large holders and (2) those likely to be more vocal**
- A number of **Alpha shareholders have a history of public activism in M&A situations**
  - N-B (Stratasys, Zendesk)
  - Clearbridge (Model N, Forward Air)
  - Wellington (BMS)
  - Janus (Kamov, Zendesk, IAA)
- Of note, Echo's current bid is a **mild premium to the average estimated cost basis of Alpha's shareholders**

Top-25 Institutional Shareholders

#	Fund	Type	Current Ownership (as of 9/30/2024)				Prior Holdings (Shares MM)			
			% of O/S	Shares (MM)	$ Value (MM)	Est. Cost Basis	Jun-24	Mar-24	Dec-23	Sep-23
1	Echo	Corporate	57.4%	36.3	$8,964	-	36.3	36.3	36.3	36.3
2	Kayne Anderson Rudnick	Fundamental	6.6%	4.2	$1,027	$194	4.1	4.0	3.8	3.7
3	BlackRock, Inc.	Index	6.3%	4.0	$987	-	3.9	4.3	5.3	5.1
4	The Vanguard Group	Index	4.4%	2.8	$680	-	2.7	2.7	2.9	2.9
5	State Street Global Advisors	Index	1.6%	1.0	$252	-	1.1	1.1	1.1	1.0
6	Nordea Investment Mgmt.	Fundamental	1.5%	0.9	$226	$192	0.9	0.9	1.0	1.0
7	First Manhattan	Fundamental	1.4%	0.9	$221	$199	0.9	0.6	0.0	0.0
8	Neuberger Berman	Fundamental	1.4%	0.9	$217	$191	0.9	0.9	0.9	0.9
9	Dimensional Fund Advisors	Index	0.9%	0.6	$146	-	0.5	0.4	0.3	0.3
10	Nikko Asset Mgmt.	Fundamental	0.9%	0.6	$144	$200	0.6	0.4	0.4	0.4
11	Lazard Asset Mgmt.	Fundamental	0.9%	0.6	$140	$205	0.5	0.0	0.4	0.4
12	Geode Capital Mgmt.	Index	0.9%	0.6	$140	-	0.6	0.5	0.5	0.5
13	Independent Franchise Partners	Fundamental	0.9%	0.6	$137	$187	0.5	0.5	0.4	0.4
14	BAMCO, Inc.	Fundamental	0.7%	0.5	$116	$191	0.5	0.5	0.6	0.6
15	ClearBridge Investments	Fundamental	0.7%	0.5	$113	$191	0.5	0.5	0.5	0.5
16	Wells Fargo	Broker	0.7%	0.4	$110	-	0.5	0.5	0.5	0.5
17	JPMorgan Investment Mgmt.	Fundamental	0.6%	0.4	$90	$203	0.2	0.2	0.1	0.1
18	Valley Forge Capital Mgmt.	Hedge Fund	0.5%	0.3	$73	$186	0.3	0.3	0.3	0.3
19	Raymond James Investment Mgmt.	Fundamental	0.4%	0.3	$70	$205	0.3	0.3	0.2	0.2
20	Wellington Mgmt.	Fundamental	0.4%	0.3	$69	$199	0.5	0.5	0.5	0.5
21	Capital Research & Mgmt. (World)	Fundamental	0.4%	0.3	$67	$193	0.3	0.3	0.2	0.2
22	Stephens Investment Mgmt.	Fundamental	0.4%	0.3	$63	$194	0.3	0.2	0.2	0.2
23	AXA Investment Mgmt.	Fundamental	0.4%	0.2	$61	$208	0.2	0.2	0.2	0.2
24	Fiera Capital Corp.	Fundamental	0.4%	0.2	$58	$193	0.3	0.3	0.2	0.2
25	Janus Henderson Investors	Fundamental	0.4%	0.2	$57	$191	0.2	0.2	0.2	0.2
TOTAL			91.1%	57.6	$14,224	$195	57.4	56.6	57.0	56.6

Source: FactSet.

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 Appendix  Supplementary Information

 -  (10%)  (20%)  (30%)  10%  20%  30%  40%  50%  60%  70%  80%  May-22  Aug-22 Nov-22  Source: Market data from FactSet as of November 18, 2024.  Feb-23  May-23  Aug-23  Nov-23  Feb-24  May-24  Aug-24  Nov-24  Echo Indexed Stock Price vs. Peers from First Echo Transaction Close  From First Echo Transaction Close (May 17, 2022) to Current (November 18, 2024)  Honeywell:  +15%  Legend  Acquisition Divestiture  $8.2Bn  4/12/2023  $3.0Bn  8/8/2022  Sale of Copeland (formerly, Climate Technologies)  $14Bn  Sale of Majority Stake for $9.5Bn in pre-tax cash proceeds 11/11/2022  $3.5Bn  Sale of Minority Stake for $3.4Bn in pre-tax cash proceeds ($1.9Bn for remaining stake & $1.5Bn for repurchase of issued notes)  6/6/2024  Echo announces Q4’FY24 earnings and Alpha offer 11/5/24  Echo:  +50%  18% since  e prio11/r4t/o2FY244 (1-day  earnings / offer)  S&P 500:  +44%  Rockwell:  +39%  7%  27  CONFIDENTIAL | DRAFT

 Echo NTM EBITDA Multiples Over Time vs. Peers  From January 1, 2016 to Current (November 18, 2024)  Jul-16 Jan-17 Jul-17 Jan-18 Jul-18 Jan-19 Jul-19 Jan-20 Jul-20 Jan-21 Jul-21  Source: Market data from FactSet as of November 18, 2024.  Note: Prior to deal announce average statistics includes period from October 22, 2018 to October 11, 2021. Post deal close average statistics includes period from May 17, 2022 to November 18, 2024.  Multiple Uplift Driven By Revised  Earnings Following Climate Tech  Divestiture to Blackstone  5.0x  10.0x  15.0x  20.0x  25.0x  30.0x  Jan-16  Jan-22  Jul-22  Jan-23  Jul-23  Jan-24  Jul-24  Alpha Deal Announce to Close     Echo: 16.3x  Honeywell:  15.9x  Rockwell: 21.6x  Average Statistics  2018  2019  2020  2021  2022 2023 2024 YTD  Current  Prior to  Deal Annc.  Post Deal  Close  Echo EBITDA Mult.  Echo EBITDA Margin  12.1x  22%  11.5x  21%  12.8x  21%  14.4x  23%  13.4x  25%  14.9x  26%  15.6x  27%  16.3x  28%  12.7x  21%  14.9x  26%  Honeywell EBITDA Mult.  Honeywell EBITDA Margin  12.8x  22%  13.9x  24%  15.2x  24%  18.3x  25%  15.5x  25%  14.8x  26%  14.6x  26%  15.9x  26%  -  -  -  -  Rockwell EBITDA Mult.  Rockwell EBITDA Margin  14.0x  23%  13.7x  23%  20.2x  20%  23.1x  21%  18.3x  22%  18.5x  22%  18.6x  21%  21.6x  20%  -  -  -  -  27  CONFIDENTIAL | DRAFT

 5.0x  15.0x  25.0x  35.0x  45.0x  55.0x   Average Statistics   2018 2019 2020 2021 2022 2023 2024 YTD  Deal Annc.  (1)  Post Deal Post FQ3'23  Close (2) Earnings (3) 11/4/2024 Current  29.0x  41.5x  -  29.9x  7%  41%  30.1x  3%  46%  27.0x  10%  45%  32.9x  1%  41%  36.1x  11%  36%  30.8x  9%  35%  35.6x  7%  33%  6%  45%  28.4x  26.7x  26.0x  31%  27.1x  Alpha NTM LFCF Mult. Alpha NTM Rev. Growth Alpha NTM LFCF Margin  Alpha NTM EBITDA Mult.  Alpha NTM EBITDA Margin  25.5x  49%  50%  23.3x  53%  25.2x  54%  49%  24.6x  43%  26.7x  42%  52%  34.4x  9%  34%  26.1x  44%  33.9x  7%  33%  25.7x  42%  40.1x  9%  29%  26.2x  45%  -  Alpha Long-Term Trading Performance  From January 2, 2014 to Current (November 18, 2024)  28  Jan-14 Jul-14 Jan-15 Jul-15 Jan-16 Jul-16 Jan-17 Jul-17 Jan-18 Jul-18  Source: FactSet as of November 18, 2024.  Statistics shown prior to October 11, 2021.  Statistics shown after May 16, 2022.  Statistics shown after April 26,2023.  Jan-19 Jul-19 Jan-20 Jul-20 Jan-21 Jul-21 Jan-22 Jul-22 Jan-23 Jul-23 Jan-24 Jul-24  Reflects Echo Proposal of $240.00 per share received on November 5, 2024.  Historical Alpha revenue growth pro forma adjusted for additional revenue attributable to Echo’s OSI Inc. and geological  simulation software business.  CONFIDENTIAL | DRAFT  Echo Proposal Implied NTM LFCF Multiple(4): 40.5x  NTM Multiple  NTM EBITDA Mult.  Current: 27.1x 11/4: 26.2x  Echo Proposal Implied NTM EBITDA Multiple(4): 26.4x  Oct. 11, 2021  Announced transaction with Echo  Pre-Transaction Alpha:  >40% FCF Margins  Since Transaction (Including Echo Assets): Mid-30s FCF Margins  Avg. LFCF Mult.  Since 1st Echo Trx: 34.4x  NTM LFCF Mult.  Current: 41.5x 11/4: 40.1x  May. 16, 2022  Completed transaction with Echo, began trading as New Alpha

Sale to Echo: Summary Bidding Overview

In May 2022, Echo's CEO expressed interest in acquiring NI, following up with an initial offer of $48 per share. NI's board, with legal and financial advisors, reviewed the offer and deemed it too low. Over the following months, NI engaged in discussions with Echo and other potential bidders to explore alternatives. During this process, several interested parties entered into non-disclosure agreements, and four submitted initial proposals. After successive rounds of bidding, Echo emerged as the bidder with a the most favorable terms and a final cash offer of $60 per share. The merger was announced in April 2023.

National Instruments Bidding History and Offer Premium Over Time



Legend
Echo
Mult-Party
Date
Proposal
Premium
Echo unveils hostile $7 billion bid for National Instruments
Unaff. Price (1/12/23): $40.17
Reuters
1/17/23
+25% increase from initial bid to final transaction price by Echo
1 5/25/22 $48 40%
+0%
2 6/22/22 $48 53%
+10%
3 11/3/22 $53 45%
+0%
4 1/17/23 $53 32% (1)
5 2/23/23 Party A: $54 34% (1) Party B: $57 42% (1) Party C: $55 37% (1)
+8%
6 4/5/23 $57 42% (1)
7 4/5/23 Party A: $56 39% (1)
+1%
8 4/10/23 $57.75 44% (1)
10 4/10/23 Party A: $58.50 46% (1)
9 4/11/23 Party A: $60 49% (1)
+4%
11 4/11/23 $60 49% (1)
4/12/23 NI and Echo announce transaction
May 2022
Apr 2023

Process Highlights

- ✓ Spoke to 4 parties in total
- ✓ Echo and Party A eventually emerged as the two final bidders at $60, with Echo reaching a definitive agreement with NI in mid-April
- ✓ Timing: 11 months from Echo initial $48 proposal to definitive agreement

Timeline of Events

1. *Echo submitted a proposal to acquire NI for $48/share, which was rejected by NI on 6/16/22*
2. *Echo reiterated their proposal of $48/share, which was unanimously rejected by NI's board again on 8/2/22*
3. *Echo revised proposal to $53/share*

1/17/23: Reuters article reporting hostile bid from Echo

4. *Echo publicly announced 53/share proposal and subsequently submitted non-binding IOI of $53/share on 2/23*
5. *3 other parties also submitted nonbinding IOIs: $54/share (Party A), $57/share (Party B), $55/share (Party C)*
6. *Echo submitted revised proposals: $57/share*
7. *Party A submitted revised proposal: $56/share. Party B decided not to proceed.*
8. *Echo revised their offer to $57.75/share.*
9. *Party A offered $60/share*
10. *Party A offered $58.50/share*
11. *Echo revised their offer to $60.00/share, after initially revising to $59.50.*

Source: National Instruments Merger Proxy DEFM14A filed on May 25, 2023.
Note: Premiums shown to close stock price on proposal date, or if proposal not made on trading day, to closing stock price as of last trading date. National Instruments responses indicate responses by representatives of National Instruments, the Board, and all advisors of National Instruments and the Board.
(1) Based on unaffected price of as of market close on January 12, 2023, the trading day prior to Reuter's report of Echo's hostile bid to acquire NI.

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Statistics of Selected Companies

($MM, except per share information)

		FD Capitalization		Trading Multiples												Operating Statistics									
				Ent. Value /				Equity Value /		Adjusted Revenue Mult.				Adj. LFCF Mult.		Revenue				EBITDA		LFCF		Rule	
	Stock Price	Equity	Ent.	Revenue		EBITDA		LFCF		Growth		Rule of 40		CY24-26E CAGR		$		% Growth		Margins		Margins		of 40 (1)	
Company (FYE)	11/18/2024	Value	Value	CY25E	CY26E	CY25E	CY26E	CY25E	CY26E	CY25E	CY26E	CY25E	CY26E	CY25E	CY26E	CY25E	CY26E	'24-25E	'25-26E	CY25E	CY26E	CY25E	CY26E	CY25E	CY26E
1-Day Prior to Echo Prop.	$237.59	$15,203	$15,034	12.0x	11.2x	26.0x	24.2x	36.5x	34.9x	1.15x	1.61x	0.27x	0.28x	1.94x	1.85x	$1,250	$1,337	10%	7%	46%	46%	33%	33%	44%	40%
Echo Proposal	$240.00	$15,358	$15,189	12.2x	11.4x	26.3x	24.5x	36.9x	35.2x	1.16x	1.63x	0.28x	0.29x	1.96x	1.87x	$1,250	$1,337	10%	7%	46%	46%	33%	33%	44%	40%
Echo (Sep.)	$129.16	$72,268	$82,240	4.4x	4.2x	16.0x	14.9x	21.7x	18.7x	0.97x	0.82x	0.20x	0.17x	1.53x	1.31x	$18,516	$19,465	5%	5%	28%	28%	18%	20%	23%	25%
Selected Engineering Software																									
Synopsys (Oct.)	$523.98	$83,335	$79,768	11.2x	10.0x	26.9x	23.0x	45.2x	35.7x	0.83x	0.79x	0.28x	0.24x	1.98x	1.56x	$7,091	$7,984	13%	13%	42%	43%	26%	29%	40%	42%
Cadence (Dec.)	294.33	82,811	82,770	15.8	14.3	34.3	30.4	50.6	44.7	1.21	1.37	0.36	0.34	2.16	1.91	5,237	5,784	13%	10%	46%	47%	31%	32%	44%	42%
Autodesk (Jan.)	302.05	66,719	66,913	9.8	8.7	26.5	22.6	33.2	29.7	0.79	0.68	0.23	0.21	3.83	3.42	6,860	7,735	12%	13%	37%	38%	29%	29%	42%	42%
Dassault (Dec.)	33.56	45,778	44,781	6.3	5.9	17.9	16.3	27.3	24.9	1.05	0.75	0.21	0.18	2.48	2.26	7,063	7,615	6%	8%	35%	36%	24%	24%	30%	32%
PTC (Sep.)	189.26	23,126	24,613	9.4	8.4	22.7	20.4	26.3	22.8	0.68	0.74	0.20	0.18	1.71	1.48	2,625	2,924	14%	11%	41%	41%	33%	35%	47%	46%
Bentley (Dec.)	46.98	14,353	15,687	10.4	9.4	28.8	25.8	34.5	30.3	0.96	0.89	0.27	0.24	2.82	2.47	1,502	1,661	11%	11%	36%	37%	28%	29%	39%	39%
Nemetschek (Dec.)	104.68	12,090	12,522	10.4	9.0	34.6	28.2	42.4	35.5	0.76	0.61	0.28	0.23	2.22	1.87	1,207	1,385	14%	15%	30%	32%	24%	25%	37%	39%
Median				*10.4x*	*9.0x*	*26.9x*	*23.0x*	*34.5x*	*30.3x*	*0.83x*	*0.75x*	*0.27x*	*0.23x*	*2.22x*	*1.91x*			*13%*	*11%*	*37%*	*38%*	*28%*	*29%*	*40%*	*42%*
Mean				*10.5x*	*9.4x*	*27.4x*	*23.8x*	*37.1x*	*31.9x*	*0.90x*	*0.83x*	*0.26x*	*0.23x*	*2.46x*	*2.14x*			*12%*	*11%*	*38%*	*39%*	*28%*	*29%*	*40%*	*40%*
Selected Large-Cap Software																									
Oracle (May.)	$185.73	$547,151	$621,597	10.2x	9.1x	19.0x	16.9x	51.4x	39.1x	0.90x	0.78x	0.35x	0.28x	2.98x	2.26x	$61,163	$68,294	11%	12%	53%	54%	17%	21%	29%	32%
Salesforce (Jan.)	322.25	319,042	311,100	7.6	7.0	19.0	15.9	23.7	21.0	0.86	0.84	0.18	0.16	1.77	1.57	41,193	44,614	9%	8%	40%	44%	33%	34%	42%	42%
SAP (Dec.)	231.30	289,729	278,477	6.8	6.1	23.0	19.6	32.9	27.4	0.62	0.47	0.21	0.17	1.62	1.35	40,664	45,863	11%	13%	30%	31%	22%	23%	33%	36%
Adobe (Dec.)	499.51	223,980	224,615	9.4	8.5	19.2	17.4	23.3	21.2	0.85	0.82	0.18	0.17	1.40	1.27	23,819	26,306	11%	10%	49%	49%	40%	40%	51%	51%
ServiceNow (Dec.)	1,005.34	213,854	206,230	15.6	13.1	43.1	35.2	51.1	42.1	0.78	0.67	0.30	0.25	2.39	1.97	13,200	15,783	20%	20%	36%	37%	32%	32%	52%	52%
Palo Alto Networks (Jul.)	386.83	134,628	129,056	13.2	11.5	39.0	34.3	36.6	31.0	0.89	0.81	0.25	0.22	2.35	1.99	9,788	11,181	15%	14%	34%	34%	38%	39%	52%	53%
Workday (Jan.)	259.36	73,021	68,411	7.1	6.3	23.6	18.6	29.2	23.2	0.51	0.45	0.18	0.15	1.20	0.95	9,575	10,896	14%	14%	30%	34%	26%	29%	40%	43%
Atlassian (Jun.)	238.69	66,992	65,554	11.8	9.9	48.1	40.3	43.1	35.4	0.68	0.53	0.26	0.21	2.57	2.11	5,570	6,605	17%	19%	24%	25%	28%	29%	45%	47%
Median				*9.8x*	*8.8x*	*23.3x*	*19.1x*	*34.8x*	*29.2x*	*0.81x*	*0.72x*	*0.23x*	*0.19x*	*2.06x*	*1.77x*			*13%*	*13%*	*35%*	*35%*	*30%*	*31%*	*43%*	*45%*
Mean				*10.2x*	*8.9x*	*29.3x*	*24.8x*	*36.4x*	*30.1x*	*0.76x*	*0.67x*	*0.24x*	*0.20x*	*2.04x*	*1.69x*			*14%*	*14%*	*37%*	*38%*	*29%*	*31%*	*43%*	*44%*

Source: FactSet as of November 18, 2024.
Note: Multiples greater than 75x or negative noted as dashes.

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CONFIDENTIAL | DRAFT

CONFIDENTIAL | DRAFT   NTM Transaction Multiples (2) Unaffected Premium (3) NTM Operating Statistics   Annc.  FD Equity FD Enterprise  Gr. Adj.  Ro40 Adj.  LFCF Gr.  LTM  Revenue  EBITDA   LFCF   Rule of  Date  Target  Acquiror  Value Value  Revenue  Revenue  Revenue (4)  EBITDA  LFCF(5) Adj. LFCF(5)  1-Day  High  Growth  Margin  Growth Margin  40 (4)(5)  Mean of Recent Technical SW Transactions:  13.2x  1.14x  0.36x  41.1x  55.2x  4.00x  32%  8%  14%  33%  8%  24%  38%  Oct-21 Alpha / Echo @ $180 (with synergies) (7)  $12,255  $12,171  16.9x  - 0.42x  31.6x  43.6x  –  43%  13%  2%  53%  1%  39%  41%  Echo Proposal @ $240:  $15,358  $15,189  12.3x  0.92x  0.28x  26.4x  40.5x  1.91x  1%  22%  13%  46%  21%  31%  44%  10/30/24  Altair Engineering (1)  Siemens  $10,222  $10,082  14.5x  1.91x  0.55x  62.1x  78.2x  –  19%  13%  8%  23%  4%  19%  26%  09/24/24  Smartsheet  Blackstone & Vista Equity  8,351  7,645  6.4  0.42  0.17  35.0  31.1  0.54  25%  16%  15%  18%  58%  22%  37%  09/09/24  Squarespace  Permira  7,013  7,237  5.6  0.32  0.14  22.9  23.2  0.99  22%  22%  17%  24%  24%  23%  41%  07/25/24  Instructure  KKR  3,631  4,721  6.9  1.14  0.21  16.9  20.1  0.85  16%  (17%)  6%  41%  24%  26%  33%  06/07/24  PowerSchool  Bain Capital  4,894  5,838  7.2  0.61  0.22  21.0  28.2  0.36  37%  (9%)  12%  34%  78%  21%  33%  02/15/24  Altium (1)  Renesas  5,919  5,739  16.3  0.66  0.31  44.1  60.6  –  34%  31%  25%  37%  -  28%  52%  01/16/24  Ansys *  Synopsys  34,634  34,841  14.5  1.26  0.35  33.5  48.8  4.00  29%  12%  12%  43%  12%  29%  41%  09/21/23  Splunk  Cisco  28,133  29,552  7.1  0.80  0.22  30.9  29.3  1.51  31%  26%  9%  23%  19%  23%  32%  12/12/22  Coupa  Thoma Bravo  6,675  8,003  8.4  0.54  0.25  37.5  39.3  –  77%  (61%)  16%  23%  -  18%  34%  09/21/22  AVEVA (6)  Schneider Electric  11,461  11,934  7.5  0.72  0.23  24.7  33.4  –  47%  (24%)  10%  30%  -  22%  32%  05/26/22  VMware *  Broadcom  61,083  70,200  5.1  0.85  0.16  15.1  16.6  –  44%  (17%)  6%  34%  -  27%  33%  05/04/22  Black Knight *  Intercontinental Exchange  13,259  15,873  9.7  1.22  0.26  19.7  28.2  0.79  43%  2%  8%  49%  36%  29%  37%  01/31/22  Citrix  Evergreen Coast & Vista  13,633  16,519  5.1  1.84  0.19  16.0  17.9  0.50  30%  (28%)  3%  32%  36%  23%  26%  12/20/21  Cerner  Oracle  28,305  28,938  4.8  0.86  0.19  14.1  23.9  –  20%  14%  6%  34%  2%  20%  25%  12/07/21  Mimecast  Permira  5,822  5,538  8.8  0.63  0.24  32.1  40.6  1.39  16%  13%  14%  27%  29%  23%  37%  11/07/21  McAfee  Investor Group  11,958  14,472  7.4  0.60  0.14  17.0  14.5  –  23%  (17%)  12%  44%  -  42%  55%  10/12/21  Alpha @ $160 * (7)  Echo  10,878  10,794  15.0  -  0.37  28.0  38.7  –  27%  1%  2%  53%  1%  39%  41%  08/19/21  Inovalon  Nordic Capital  6,415  7,209  8.8  0.63  0.27  25.0  41.5  –  25%  20%  14%  35%  -  19%  33%  08/05/21  Cornerstone OnDemand  Clearlake  4,127  5,238  5.9  0.80  0.18  18.8  18.4  1.32  31%  4%  7%  31%  14%  25%  33%  12/21/20  RealPage  Thoma Bravo  9,101  10,186  8.2  0.69  0.26  28.9  37.8  –  31%  28%  12%  28%  -  19%  31%  12/17/19  LogMeIn  Francisco Partners  4,337  4,418  3.4  0.87  0.12  10.7  14.0  –  25%  (11%)  4%  32%  -  24%  28%  06/12/19  Medidata (1)  Dassault Systèmes  5,897  5,785  7.5  0.44  0.32  31.0  –  –  17%  4%  17%  24%  13%  6%  23%  10/28/18  Red Hat  IBM  34,630  33,622  9.3  0.56  0.21  33.8  33.8  3.28  63%  8%  17%  27%  10%  28%  45%  03/06/18  CommerceHub  GTCR & Sycamore  1,069  1,049  8.6  0.87  0.20  20.5  26.8  2.21  25%  (4%)  10%  42%  12%  33%  43%  12/14/16  Neustar  Golden Gate Capital  1,997  2,882  2.3  0.25  0.06  5.0  5.9  0.21  45%  21%  9%  45%  28%  27%  36%  11/14/16  Mentor Graphics (1)  Siemens  4,529  4,521  3.7  0.32  0.19  15.7  –  –  21%  21%  11%  23%  -  8%  19%  09/19/16  Infoblox  Vista  1,611  1,353  3.7  1.16  0.16  19.4  21.9  0.86  72%  (5%)  3%  19%  25%  20%  23%  07/07/16  AVG  Avast  1,341  1,452  3.2  1.00  0.13  9.0  13.2  0.53  34%  (13%)  3%  36%  25%  23%  26%  06/15/15  DealerTrack  Cox Automotive  3,997  4,617  4.1  0.21  0.11  19.4  20.0  –  59%  27%  20%  21%  -  18%  37%  04/07/15  Informatica  Permira & CPP  5,295  4,874  4.3  0.54  0.15  18.1  22.1  1.72  27%  17%  8%  24%  13%  21%  29%  02/02/15  Advent Software  SS&C Technologies  2,501  2,683  6.4  1.14  0.21  18.0  24.1  –  44%  26%  6%  36%  -  25%  30%  12/15/14  Riverbed Technology  Thoma Bravo  3,543  3,580  3.2  1.17  0.14  11.5  15.5  0.86  39%  (6%)  3%  28%  18%  20%  23%  05/06/13  BMC  Investor Group  7,032  7,136  3.1  0.63  0.09  7.9  10.6  –  14%  (18%)  5%  39%  -  29%  34%  07/02/12  Quest Software  Dell  2,529  2,386  2.5  0.34  0.09  10.9  12.8  0.35  44%  1%  7%  23%  37%  21%  28%  07/01/11  Blackboard  Providence Equity  1,638  1,750  3.2  0.19  0.09  12.6  16.2  0.66  21%  5%  17%  25%  24%  18%  35%  Median:  6.4x  0.68x  0.19x  19.4x  23.9x  0.86x  30%  4%  9%  31%  24%  23%  33%  Mean:  6.9  0.77  0.21  22.5  27.5  1.21  34%  3%  10%  32%  24%  23%  33%  Selected Transaction Statistics  Selected Public Software Transactions Above $1 Billion Since 2011 with Revenue Growth Between ~0% and 20% and LFCF Margin > ~20%(1)  ($MM)  noted as dashes. Source: Capital IQ, FactSet, company filings, company press releases and Wall Street research.  (1)  (2)  (3)  Includes Altair, Altium, Mentor Graphics, and Medidata transactions.  NTM statistics based on mean analyst consensus estimates for the next twelve-month period as of transaction announcement.  Unaffected premium indicates premium based on day prior to rumors of a potential transaction, or premium based on day prior to transaction announcement if no substantial  rumors existed.  Note: Selected Transactions sorted by announce date. Multiples greater than 80.0x, Adj. Rev. Mult.s greater than 4.0x, and Adj. LFCF Mults. greater than 7.0x, or negative mults (4)  (5)  (6)  (7)  Rule of 40 calculated as revenue growth plus LFCF margin.  Levered free cash flow based on cash flow from operations less capital expenditures and capitalized software. AVEVA statistics reflect 2022 buy-out of its minority shareholders by Schneider Electric.  Echo estimated the value of its contribution for a 55% stake in Alpha at $8.5Bn / $160 per share ($6Bn in cash + software assets they valued at an estimated $2.5Bn).  Implied $180/share includes synergies.  Legend  *  Transaction Consideration Included Stock  Recent Technical SW Transactions  31

 Alpha Capitalization Summary  CONFIDENTIAL | DRAFT  (1) Alpha capitalization and balance sheet statistics based on Alpha 10-Q for the period ended September 30, 2024. Debt balance includes $8.2MM of unfunded pension obligations, tax-affected at statutory tax rate of 21%.  32  Echo Proposal (11/5/24)  $240.00  Equity (1)  Balance Sheet (1)  Shares Outstanding (MM)  63.2  Total Debt  $6  RSUs Outstanding (MM)  0.5  Cash and Cash Equivalents  176  Options/Warrants Outstanding (MM)  0.2  Net Debt (Cash)  ($170)  Fu ly-Diluted Shares Outstanding  64.0  Shares Owned by Echo (57% Ownership)  36.3  Calculation of Equity and Enterprise Value  Shares Owned by Alpha Shareholders  27.7  Fu ly-Diluted Shares Outstanding  64.0  (x) Echo Proposal (11/5/24)  $240.00  'In the $' Options/Warrants Outstanding (MM)  0.7  Fully-Diluted Equity Value  $15,358  WAEP of 'In the $' Options/Warrants  $159.47  (+) Net Debt (Cash)  (170)  Proceeds from 'In the $' Options/Warrants  $109  Fully-Diluted Enterprise Value  $15,189  Alpha Capitalization

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 The preceding pages contain material provided to the Special Committee of the Board of Directors of Alpha (the “Company”) by Citigroup Global Markets Inc. (“Citi”) in connection with the  proposed transaction involving the Company and Echo.  The accompanying material was compiled or prepared on a confidential basis solely for the use of the Special Committee of the Board of Directors of the Company and not with a view toward public disclosure under any securities laws or otherwise. The information contained in the accompanying material was obtained from the Company and other sources. Any estimates and projections contained herein have been prepared or adopted by management of the Company, obtained from public sources, or are based upon such estimates and projections, and involve numerous and significant subjective determinations, and there is no assurance that such estimates and projections will be realized. Citi does not take responsibility for such estimates and projections, or the basis on which they were prepared. No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. In preparing the accompanying material, Citi assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with Citi and upon the assurances of the management of the Company, that they are not aware of any relevant information that has been omitted or that remains undisclosed to Citi.  The accompanying material was not prepared for use by readers not as familiar with the Company and Echo as the Special Committee of the Board of Directors of the Company and, accordingly, neither the Company nor Citi nor their respective legal or financial advisors or accountants take any responsibility for the accompanying material if used by persons other than the Special Committee of the Board of Directors of the Company. The accompanying material is necessarily based upon information available to Citi, and financial, stock market and other conditions and circumstances existing and disclosed to Citi, as of the date of the accompanying material. Citi does not have any obligation to update or otherwise revise the accompanying material. Nothing contained herein shall be construed as legal, tax or accounting advice.  Disclaimer  CONFIDENTIAL | DRAFT